
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported)    May 5, 1998
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                               CROWN VANTAGE INC.
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             (Exact name of registrant as specified in its charter)



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
          Virginia                                 1-13868                          54-1752384
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(State or other jurisdiction                     (Commission                       (IRS Employer
     of incorporation)                            File Number)                   Identification No.)


     300 Lakeside Drive, Oakland CA                                                 94612-3592
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  (Address of principal executive offices)                                          (Zip Code)
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     Registrant's telephone number, including area code    (510) 874-3400
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                                  Not Applicable
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         (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS.

On May 5, 1998, Crown Vantage Inc. announced its intention to explore separating its specialty papers business from its St. Francisville, La. pulp and paper mill, including the possible divestiture of the St. Francisville facility in a transaction that would result in a significant reduction of debt, including
repurchase of Pay-in-Kind Notes held by Fort James Corporation.    The specialty
papers businesses include packaging and converting papers and uncoated printing and publishing papers.

Forward-Looking Statements Within the Context of the Private Securities
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Litigation Reform Act of 1995
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The statements above contain certain forward looking statements reflecting the company's current intent to engage in a transaction that allows for the repurchase of the company's pay-in-kind notes and additional pay-down of its debt. There is no assurance that the company will be successful in structuring a transaction of the type described, that it will locate a third party or parties willing to engage in such a transaction, or that it will successfully or in a timely manner conclude any such transaction. Among other things, the company may determine to pursue an alternative transaction or to cease pursuing any such transactions based on circumstances and future developments.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.


(c)    Exhibits


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


        Exhibit No.                              Description
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
          None                       None
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                                  SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                         CROWN VANTAGE INC.



May 11, 1998                                     /s/ Michael J. Hunter
                                        ----------------------------------------
                                                    Michael J. Hunter
                                        Vice President, Chief Accounting Officer